LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Adam Logal and Steven D. Rubin, each acting individually, as the undersigned's true and lawful attorney in fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of OPKO Health, Inc., a
Delaware corporation (the "Company"), with the United States Securities and
Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16 (a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the  undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney in fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned hereby acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information;

(2) any documents prepared and/or executed by either such attorney in fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney in fact, in his discretion, deems necessary or desirable;

(3) neither the Company nor either of such attorneys in fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16 (b) of the Exchange Act;
and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

      The undersigned hereby gives and grants each of the foregoing attorneys in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney in fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney in fact.

      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed this 22nd day of March, 2018.

/s/ Robert S. Fishel, M.D.
Robert S. Fishel, M.D.

STATE OF FLORIDA )
 )
COUNTY OF PALM BEACH )

Before me personally appeared Robert S. Fishel, M.D., an individual personally known to me (or satisfactorily proven) to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal, this 22nd day of March, 2018.
/s/ Michelle Walczak
(Signature of Notary)
Michelle Walczak
(Printed Name of Notary)
Notary Public in and for the State of Florida

My Commission Expires:
04/30/2021

Seal: MICHELLE MARIE WALCZAK
Notary Public State of Florida
Commission # GG099186
My Comm. Expires Apr 30, 2021
Bonded through National Notary Assn.

X Personally Known OR
 Produced Identification
Type of Identification: